August 9, 2023 Dear Alex: In recognition of your contributions to LivePerson, Inc. (the “Company”), the Company has approved a special retention bonus for you equal to an aggregate amount of $375,000 (the “Retention Bonus”), to be payable as provided below, as well as certain other benefits, subject to all of the terms and conditions of this letter agreement (the “Letter Agreement”). Capitalized terms not otherwise defined in the body of this Letter Agreement are defined in Appendix A. 1. Conditions to Retention Bonus a. Your Retention Bonus will be in addition to (and will not be in lieu of) any annual bonus or other incentive compensation amounts you may otherwise be entitled to receive from the Company. b. Subject to provision 1(c) below, you will be paid your Retention Bonus in two equal installments, to be paid on the first payroll date following each of January 12, 2024 and July 12, 2024. c. If, prior to the date on which any portion of the Retention Bonus is payable to you, you are terminated without Cause or if you resign with Good Reason, you will be entitled to payment of any remaining unpaid portion of the Retention Bonus within 30 days following your termination. You must have been actively employed by the Company as of July 12, 2023 to be eligible for any portion of the Retention Bonus to become payable, as set forth in this Letter Agreement. 2. Additional Benefits a. Subject to provision 2(b) below, if you are terminated without Cause or if you resign for Good Reason prior to July 12, 2024, and provided that within 60 days following your termination date you timely execute and do not revoke a separation and release agreement on customary terms drafted by and satisfactory to the Company (a “Release”), the Company will provide you with severance and benefits as follows (i) severance pay equal to 6 months’ pay at your then current base salary rate in accordance with the Company’s normal payroll practices, (ii) reimbursement for the differential cost of continuation of your then-current health insurance benefits under COBRA (provided you timely elect COBRA) for a period of 6 months (clauses (i) and (ii) together, the “Severance Amounts”), and (iii) any outstanding unvested stock option or time- vesting restricted stock unit awards held by you at the time of termination that would have vested within the 12 month period following your termination had you remained employed will become immediately vested and exercisable on the date of your termination. b. Notwithstanding anything to the contrary, if you are party to an offer letter or other employment arrangement with the Company (an “Individual Agreement”) providing for severance payments and benefits and the terms of the Individual Agreement conflict with the terms of this Letter Agreement, the terms of this Letter Agreement will govern in respect of the conflicting terms, DocuSign Envelope ID: DC97A4D6-2201-4BA7-AE81-2A52EA181626

with the severance payments and benefits paid pursuant to this Letter Agreement being in lieu of (and not in addition to) the similar payments and benefits provided under your Individual Agreement; provided, however, that any severance payments or benefits that are greater than the amounts provided under this Letter Agreement or are not expressly covered by this Letter Agreement will remain payable to you, subject to the terms and conditions of your Individual Agreement. c. The severance payments described above will commence on the Company’s first regularly scheduled payroll date that occurs as soon as practicable after the conditions set forth above are satisfied. 3. Confidentiality Except as may be required by applicable law and regulations to be publicly disclosed by the Company in filings with the Securities and Exchange Commission or other securities exchange, this Letter Agreement and the amount of your Retention Bonus and severance eligibility are confidential and should not be discussed with anyone (including co-workers and the Company’s advisors). We are relying on your sensitivity and professionalism in observing this request. In the event that the Company makes a determination prior to payment of any portion of the Retention Bonus that you have violated this confidentiality condition, the Company may, in its sole discretion, terminate the Retention Bonus that you may have otherwise been entitled to receive under this Lette r Agreement. 4. Other Terms All payments under this Letter Agreement will be subject to the withholding of any taxes required to be withheld under applicable federal, state or local law. You will not have any right to transfer, assign, pledge, alienate or create a lien on the Retention Bonus, and this Letter Agreement is not assignable by you. The Retention Bonus and the Severance Amounts are unfunded and unsecured and payable out of the general funds of the Company. Nothing in this Letter Agreement is intended to suggest any guaranteed period of continued employment and your employment will at all times continue to be terminable by you or the Company. This Letter Agreement will be binding on any successor to the Company. If (i) the aggregate of all amounts and benefits due to you under this Letter Agreement or under any other plan, program, agreement, or policy of the Company or any of its affiliates would, if received by you in full and valued pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, the regulations and other guidance under and any state law of similar effect (the “Code”), constitute “parachute payments” as defined in Section 280G of the Code (collectively, “280G Benefits”), and if (ii) such aggregate amount would, if reduced by all federal, state, and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, be less than the amount that you would receive, after all taxes, if you received aggregate 280G Benefits equal (as valued pursuant to Section 280G of the Code) to $1.00 less than three times your “base amount” as defined in Section 280G of the Code, then (iii) such 280G Benefits will (to the extent that the reduction of such 280G Benefits would achieve the intended result) be reduced or eliminated to the extent necessary so that the aggregate 280G Benefits received by you will not constitute parachute payments, as follows: first, any amounts, the full amount of which would otherwise be considered a “parachute payment” under Treasury Regulation § 1.280G-1, Q&A-24(a) (after taking into account Q&A-24(a)(2)), will be reduced to the extent necessary to eliminate the 280G Benefits, in reverse order of their regularly scheduled payment dates; and second, any remaining 280G Benefits to which Treasury Regulation § 1.280G-1, Q&A-24(b) applies will be reduced to the extent necessary to eliminate the 280G Benefits, in reverse order of their regularly scheduled payment dates; and third, any remaining 280G Benefits to which Treasury Regulation § 1.280G-1, Q&A-24(c) applies will be reduced to DocuSign Envelope ID: DC97A4D6-2201-4BA7-AE81-2A52EA181626

the extent necessary to eliminate the 280G Benefits, in reverse order of their regularly scheduled vesting dates. The parties intend that the payments and benefits provided pursuant to this Letter Agreement are exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance under and any state law of similar effect and any ambiguities herein will be interpreted to be so exempt. If any law, rule or regulation applicable to the Company or its affiliates (including any rule or requirement of any nationally recognized stock exchange on which the stock of the Company or its affiliates has been listed), to comply with such laws requires the forfeiture or recoupment of any amount paid or payable to you under this Letter Agreement, you hereby consent to such forfeiture or recoupment, in each case in the time and manner determined by the Company in its reasonable good faith discretion. This Letter Agreement will be governed by, and construed in accordance with, the laws of the State of New York. This Letter Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts will be construed together and will constitute one and the same instrument. We thank you for the service you have rendered in the past and look forward to your continued contribution to the success of the Company. Please acknowledge your acceptance of the terms of this Letter Agreement and return it to me as soon as possible. [Signature page follows] DocuSign Envelope ID: DC97A4D6-2201-4BA7-AE81-2A52EA181626

Sincerely, LivePerson, Inc. __________________ By: Melanie Longdon Title: SVP People & Transformation Acknowledged and agreed: Alex Kroman Date: DocuSign Envelope ID: DC97A4D6-2201-4BA7-AE81-2A52EA181626 8/11/2023

Appendix A “Cause” will mean a determination by the Company that: (i) you materially failed to perform your specified or fundamental duties to the Company or any of its subsidiaries, (ii) you were convicted of, or pled nolo contendere to, a felony (regardless of the nature of the felony), or any other crime involving dishonesty, fraud, or moral turpitude, (iii) you engaged in or acted with gross negligence or willful misconduct (including but not limited to acts of fraud, criminal activity or professional misconduct) in connection with the performance of your duties and responsibilities to the Company or any of its subsidiaries, (iv) you failed to substantially comply with the written rules and policies of the Company or any of its subsidiaries governing employee conduct or with the lawful directives of the Board of Directors of the Company, or (v) you breached any non-disclosure, non-solicitation or other restrictive covenant obligation to the Company or any of its subsidiaries. “Good Reason” will mean one or all of the following conditions arising without your consent: (i) a material reduction in or failure to pay your annual base salary by the Company other than as part of an across-the- board reduction in parity with a reduction applicable to all employees or to other employees of similar role and responsibility; (ii) a material reduction by the Company of your role, responsibilities, organizational seniority and title other than as agreed to by you in writing, or (iii) a relocation of your required full-time physical work location to a location more than 60 miles from its location on the date hereof (or from such other location to which you have consented after the date hereof), unless such new location is closer to your primary residence than the prior location. To be entitled to terminate your employment for Good Reason, you must (a) provide written notice to the Company of the event or change you consider constitutes “Good Reason” within 30 calendar days following its occurrence, (b) provide the Company with a period of at least 30 calendar days to cure the event or change, and (c) if the Good Reason persists following the cure period, actually resign by written resignation letter within 60 calendar days following the event or change. DocuSign Envelope ID: DC97A4D6-2201-4BA7-AE81-2A52EA181626